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               EXHIBIT 21.1 - LIST OF SUBSIDIARIES OF BARRA, INC.


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                                                                                          State or Other Jurisdiction
Name of Subsidiary*                                                                       of Incorporation or Organization
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

BARRA Analytics Securities, Inc.                                                                     Delaware

BARRA CONSULT                                                                                        Brazil

BARRA Fixed Income Services, Inc. (formerly Global Advanced Technology Corporation)                  Delaware

BARRA (FSC), Inc.                                                                                    U.S. Virgin Islands

BARRA Holdings, Ltd.                                                                                 England, Wales

BARRA International, Ltd.                                                                            Delaware

BARRA International (Japan), Ltd. (formerly N.B. Investment Technology Co., Ltd.)                    Japan

BARRA RogersCasey Asset Services Group, Inc. (formerly Rogers, Casey Asset Services,
Inc. and Rogers, Casey Investment Advisors, Inc.)                                                    Delaware

BARRA RogersCasey, Inc. (formerly Rogers, Casey Consulting, Inc. and  Rogers, Casey
Sponsor Services, Inc.)                                                                              Delaware

BARRA Strategic Consulting Group, Inc. (formerly Rogers, Casey Manager Services, Inc.)               Delaware

BARRA (U.K.), Ltd.                                                                                   England, Wales

Directus Limited                                                                                     England

Edinburgh Financial Publishing Limited                                                               England

Global POSIT Joint Venture                                                                           England

Innosearch Corporation                                                                               New York

POSIT Joint Venture                                                                                  California

Risk Reporting Limited                                                                               England, Wales

Rogers, Casey & Associates, Inc.                                                                     Delaware

Rogers, Casey Alternative Investments, Inc.                                                          Delaware

Symphony Asset Management, Inc.                                                                      California

Symphony Asset Management, LLC                                                                       California

TED Limited                                                                                          England

The Estimate Directory Limited                                                                       England
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*All subsidiaries do business only under the names listed.